Exhibit 10.1

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

April 2, 2018

Orchestra-Prémaman S.A.

200 Avenue des Tamaris

ZAC Saint-Antoine

Saint-Aunes, 34130

France

Attn: Pierre-André Mestre

Yeled Invest S.A.

318 rue de Neudorf

L-2222

Luxembourg

Attn: Fons Mangen

Support Agreement

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Destination Maternity Corporation, a Delaware corporation (the “Company”), Orchestra-Prémaman S.A., a société anonyme organized under the laws of France (“Orchestra”), and Yeled Invest S.A., a société anonyme organized under the laws of Luxembourg (“Yeled” and together with Orchestra, the “Investors”). The Company, Orchestra and Yeled are each referred to herein from time to time as a “Party” and are collectively referred to herein as the “Parties.”

1.    Appointment of New Directors. Effective as of the date of execution of this Agreement, the Company’s Board of Directors (the “Board”) and all applicable committees of the Board have taken all action necessary to increase the size of the Board to six members and to appoint and seat Pierre-André Mestre and Jean Claude Jacomin (each a “Designee” and together, the “Designees”) to the Board with each of their terms expiring at the Company’s 2018 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”). The Parties agree that if, at any time during the Restricted Period, either Designee is unable to serve as a director and therefore resigns as a director, or is removed as a director, the Investors shall be entitled to name a substitute person to replace the Designee, provided, that, such substitute person must have no material conflict with the Company or its businesses, be “independent” pursuant to the listing rules of Nasdaq, meet the Company’s eligibility and qualification standards for directors in effect on the date of this Agreement, and be reasonably acceptable to the Board and its Nominating and Corporate Governance Committee.

2.    Committee Matters.

(a)    Immediately following the appointment of the Designees to the Board, the Board will appoint Jean Claude Jacomin to the Audit Committee of the Board and Pierre-André

Mestre to the Nominating and Corporate Governance Committee of the Board; provided, however, that in the event that such Designee does not meet the eligibility and qualification standards for membership on such committee applicable to all of its members, including under applicable listing rules of Nasdaq, such Designee shall not be appointed to such committee.

(b)    Immediately following the appointment of the Designees to the Board, the Board will form and maintain for the duration of the Restricted Period a Business Initiatives Committee of the Board (the “Business Initiatives Committee”) and shall appoint, seat and keep as members of the Business Initiatives Committee each of the Designees and two other members of the Board, with a director other than the Designees serving as chair of the Business Initiatives Committee. The Business Initiatives Committee’s responsibility will be to advise and consult with the Company’s management and report to the full Board on matters respecting the Company’s business initiatives. The Company, its management and its Board will provide reasonable and timely cooperation to the Business Initiatives Committee.

(c)    Other than the Business Initiatives Committee, the Board will not form any new committees or subcommittees of the Board during the Restricted Period unless each of the Designees is appointed to each such committee or subcommittee.

3.    Election Support. Subject to the Investors’ compliance with this Agreement and both of the Designees’ written consent to serve as a member of the Board if elected at the Annual Meeting, the Company will (a) include the Designees on the Company’s slate of directors for election at the Annual Meeting, (b) recommend that the Company’s stockholders vote in favor of the election of the Designees, (c) include the Designees in the Company’s proxy statement and proxy card for the Annual Meeting and (d) otherwise support the Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

4.    Director Benefits. The Designees will be entitled to the same director benefits as other members of the Board, including (a) compensation for his service as a director and reimbursement for his expenses on the same basis as all other non-employee directors of the Company; (b) equity-based compensation grants and other benefits, if any, on the same basis as all other non-employee directors of the Company; and (c) the same rights of indemnification (including as set forth in the form of Indemnification Agreement attached hereto as Exhibit A) and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

5.    Voting Commitment. Subject to the Company’s performance of its obligations under this Agreement, at the Annual Meeting, the Investors will (a) cause all Voting Securities that are owned (beneficially or of record) by them as of the date hereof and all Voting Securities acquired hereafter to be present for quorum purposes and (b) vote, or cause to be voted, all Voting Securities owned (beneficially or of record) by them as of the date hereof and all Voting Securities acquired hereafter (i) in favor of all of the Company’s nominees for director (and not in favor of any other nominees); (ii) in favor of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019; (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal; and (iv) in accordance with the Board’s recommendation with respect to any other proposal presented at the Annual Meeting.

6.    Standstill. Except with the prior written consent of the Company, at all times during the Restricted Period, each of the Investors agrees not to, directly or indirectly, and will cause each of its respective Affiliates, Associates, principals, directors, officers, employees and agents and representatives acting on its behalf (collectively, the “Restricted Persons”) not to, directly or indirectly, with respect to the Company (subject to the Company’s performance of its obligations under this Agreement):

(a)    engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents, other than soliciting proxies on behalf of the Company in accordance with the recommendation of the Board;

(b)    knowingly encourage, advise or influence any other Person or knowingly assist any Person in so encouraging, advising or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding, (other than such encouragement, advice or influence that is consistent with the recommendation of the Board in connection with such matter);

(c)    form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act with respect to any Voting Securities, other than solely with other Affiliates with respect to Voting Securities now or hereafter owned by them;

(d)    make or in any way participate, directly or indirectly, in, or make any public statement regarding, any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (it being understood that the foregoing shall not restrict the Investor from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this Section 6;

(e)    acquire, offer or agree to acquire directly or indirectly, through any swap or hedging transaction or otherwise, any security of the Company or any right decoupled from such underlying security that would result in the Investors owning, controlling or otherwise having any beneficial or other ownership interest of the then-outstanding Voting Securities in excess of that percentage interest represented by their ownership of Voting Securities as of the date hereof;

(f)    other than through open market broker sale transactions where the identity of the purchaser is unknown, sell, offer or agree to sell directly or indirectly, through any swap or hedging transaction or otherwise, any security of the Company or any right decoupled from such underlying security held by the Investor to any Person that would knowingly result in such Person, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 10% or more of the then-outstanding Voting Securities or would increase the beneficial or other ownership interest of any Person who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 10% or more of the then-outstanding Voting Securities, except in each case in a transaction approved by the Board;

(g)    enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Investor, with respect to Voting Securities now or hereafter owned by them and other than granting proxies in solicitations approved by the Board;

(h)    (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as set forth herein, (ii) seek, alone or in concert with others, the removal of any member of the Board; or (iii) conduct any referendum of stockholders;

(i)    make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(j)    seek to call, or to request the call of, or call a special meeting of the stockholders of the Company, or make any request for stock list materials or other books and records of the Company under Section 220 or the General Corporation Law of the State of Delaware or other provisions (whether statutory, regulatory or otherwise) providing for shareholder access to books and records;

(k)    except as set forth herein, make any public proposal with respect to (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization of the Company, (iii) any other material change in the Company’s management, business or corporate structure, (iv) any waiver, amendment or modification to the Company’s certificate of incorporation or bylaws, or other actions which may impede the acquisition of control of the Company by any person, (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (vi) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(l)    institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 6; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Restricted Person from (i) bringing litigation to enforce the provisions of this Agreement, (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against a Restricted Person, (iii) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, or (iv) exercising statutory appraisal rights;

(m)    assist, encourage or solicit, or enter into any negotiations, agreements or understandings with any third party to take any action that the Investor is prohibited from taking pursuant to this Section 6;

(n)    make any request or submit any proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal; or

(o)    otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

Notwithstanding anything to the contrary, nothing in this Agreement (x) shall prohibit or restrict any director of the Company, including the Designees, from exercising his or her rights and fiduciary duties as a director of the Company, or (y) prohibit the Investors from (i) voting their shares as they see fit in connection with any strategic transaction or business combination involving the Company and a third party unaffiliated with the Investors, (ii) making public statements in connection with any such transaction or combination unless it has been unanimously approved by the Board, or (iii) tendering their shares in the Company into any tender offer for shares of the Company made by a third party unaffiliated with the Investors.

7.    Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Restricted Period, it and its respective Affiliates, Associates, officers and directors will not in any way publicly disparage, call into disrepute or otherwise defame or slander the other Party or such other Party’s Affiliates, Associates, officers (including any current or former officer of such other Party), directors (including any current or former director of such other Party), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party. This Section 7 will not apply to any statement made in connection with any action to enforce this Agreement.

8.    Representations by the Investors and by the Company.

(a)    The Investors represent and warrant to the Company that, as of the date of this Agreement, they, together with Pierre-André Mestre, own (beneficially and of record) in the aggregate 1,923,820 shares of the Company’s common stock, of which 1,000 shares are owned (beneficially and of record) directly by Pierre-André Mestre.

(b)    The Company represents and warrants to the Investors that, as of the date of this Agreement, to the knowledge of the Company’s CEO, CFO and Board of Directors: (i) the Company’s current cash and working capital positions, expected operating cash flows and available borrowing capacity will be sufficient to fund the Company’s cash requirements for working capital and capital expenditures for the next six months; and (ii) the Company will not be in material breach of a material agreement within the next six months.

9.    Public Disclosure. Without the prior written consent of the other Parties, a Party may not publicly disclose this Agreement or the existence of this Agreement unless such Party is advised by counsel that such disclosure is required under applicable law, rule, regulation or stock exchange requirement, in which case such Party shall do no more than describe this Agreement and, if required, disclose a copy of this Agreement.

10.    Definitions. As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, and will include Persons who become Affiliates of any Person after the date of this Agreement; (c) “Associate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person after the date of this Agreement, but will exclude any Person not controlled by or under common control with the related Person; (d) “Voting Securities” means the shares of the Company’s common stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “Restricted Period” means the period commencing on the date of this Agreement and ending on the earlier of (i) 30 calendar days prior to the beginning of the advance-notice period for the submission by stockholders of director nominations for consideration at the Company’s 2019 Annual Meeting of Stockholders (as established by the Company’s bylaws), (ii) the Company’s breach of its performance obligations under this Agreement and (iii) the occurrence of a Resignation Event; and (f) “Resignation Event” means both Designees’ resignation from the Board and all applicable committees following any one or more of the following: (i) the Company’s representation in Section 8(b) proving to have been inaccurate as of the date of this Agreement, (ii) any filing of an involuntary bankruptcy petition or similar state law dissolution or liquidation proceeding against the Company within six months of the date of this Agreement that is not dismissed with prejudice within 30 days of filing, (iii) any filing of a voluntary bankruptcy petition or similar state law dissolution or liquidation proceeding by the Company that was not approved by the Designees as directors, (iv) any breach by the Company of a covenant in a material contract of the Company, the notice of which is duly delivered by the counterparty thereto to the Company within six months of the date of this Agreement, (v) the discovery by a Designee of criminal or materially detrimental civil malfeasance or misfeasance at the Company, or (vi) the material failure of the Company’s management, the Business Initiatives Committee or the Board to pursue the intended purposes of the Business Initiatives Committee or to adopt in meaningful part the recommendations thereof; provided, however, that solely for purposes of Section 6, during the period commencing on the date of this Agreement and ending on the earlier of the completion of the Annual Meeting and June 30, 2018, the occurrence of any of the events described in clauses (i), (iv) and (vi) shall not give rise to a Resignation Event.

11.    Specific Performance. Each Party acknowledges and agrees that money damages may not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to injunctive and other equitable relief; and (b) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

12.    Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

13.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

14.    Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each Party hereby irrevocably and unconditionally waives any objection to the placing of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.    Counterparts. This Agreement may be executed simultaneously in separate counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

16.    Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature page follows.]

Very truly yours, Destination Maternity Corporation

/s/ Ronald J. Masciantonio
Name: Ronald J. Masciantonio Title: Executive Vice President & Chief Administrative Officer

Accepted and agreed to as of the date first set forth above:

Orchestra-Prémaman S.A. /s/ Pierre Mestre
Name: Pierre Mestre Title: Chairman

Yeled Invest S.A.

/s/ Pierre Mestre
Name: Pierre Mestre Title: Administrateur

EXHIBIT A

Form of Indemnification Agreement